Exhibit 10.6
EXECUTION COPY
THIRD AMENDMENT
TO FIRST LIEN CREDIT AND GUARANTY AGREEMENT
     THIS THIRD AMENDMENT TO FIRST LIEN CREDIT AND GUARANTY AGREEMENT (this “Third Amendment”) is dated as of November 14, 2008 and is entered into by and among AZ CHEM US INC., a Delaware corporation (the “U.S. Borrower”), ARIZONA CHEMICAL AB, a limited liability company organized under the laws of Sweden (“European Borrower”), GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as Administrative Agent (“Administrative Agent”), acting with the consent of the Requisite Lenders and, for purposes of Section IV hereof, the GUARANTORS listed on the signature pages hereto, and is made with reference to that certain FIRST LIEN CREDIT AND GUARANTY AGREEMENT dated as of February 28, 2007 (as amended through the date hereof, the “Credit Agreement”; as it may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms) by and among the Borrowers, ARIZONA CHEM SWEDEN HOLDINGS AB, a limited liability company organized under the laws of Sweden, the subsidiaries of Holdings named therein, the Lenders, the Administrative Agent, the Collateral Agent and the other Agents named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Third Amendment.
RECITALS
     WHEREAS, the Credit Parties have requested that Requisite Lenders agree to amend certain provisions of the Credit Agreement as provided herein in order to, among other things, increase the maximum aggregate amount of Consolidated Capital Expenditures permitted under the Credit Agreement for the Fiscal Years ending December 31, 2008, December 31, 2009, December 31, 2010 and December 31, 2011; and
     WHEREAS, subject to certain conditions, Requisite Lenders are willing to agree to such amendments relating to the Credit Agreement.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION I. AMENDMENTS TO CREDIT AGREEMENT
1.1	Amendments to Section 1: Definitions.
     (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:
     “Additional CapEx Amount” shall have the meaning assigned to such term in Section 6.7(c).
     “Third Amendment” means that certain Third Amendment to First Lien Credit and Guaranty Agreement dated as of November 14, 2008, among the Borrowers, Holdings, the Administrative Agent and the financial institutions and the Guarantors listed on the signature pages thereto.
     “Third Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section II of the Third Amendment.
     (b) Section 1.1 of the Credit Agreement is hereby amended by deleting the following definition in its entirety and replacing it with the following definition:
     “Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA, plus (b) the Consolidated Working Capital Adjustment (other than any changes in Consolidated Working Capital that result from the consummation of a Permitted Acquisition), minus (ii) the sum, without duplication, of the amounts for such period paid in cash from operating cash flow of (a) scheduled repayments of Indebtedness for borrowed money (excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of (x) any related financings with respect to such expenditures, (y) any sales of assets used to finance such expenditures and (z) any expenditures in excess of the Base CapEx Amount made with cash proceeds from a capital contribution to Holdings), (c) Consolidated Interest Expense, (d) repayments of Indebtedness pursuant to any Capital Leases, (e) Transaction Costs incurred and paid in the period (to the extent expensed) in an aggregate amount since the Closing Date not to exceed $22,000,000, (f) Restricted Junior Payments permitted pursuant to Sections 6.4(b) and (e), (g) management fees paid in such period (to the extent not added back in a prior period) in an amount not to exceed $2,000,000 per Fiscal Year, (h) all other Cash items that were added back in arriving at Consolidated Adjusted EBITDA for such period and (i) provisions for current taxes based on income of Holdings and its Subsidiaries and payable in cash with respect to such period.
1.2	Amendment to Section 5.1. Section 5.1(c) of the Credit Agreement is hereby amended by replacing the parenthetical immediately following the words “Compliance Certificate” appearing therein in its entirety and replacing it with the following parenthetical:
     (which Compliance Certificate shall also set forth (i) the aggregate amount of Sponsor Purchases outstanding on the date of the applicable Compliance Certificate and (ii) the aggregate amount of capital expenditures made with the Additional CapEx Amount (as defined in Section 6.7(c)) during the applicable Fiscal Quarter, a description of the capital expenditures made with the Additional CapEx Amount during the applicable Fiscal Quarter and the aggregate amount of the capital expenditures made with the Additional CapEx Amount on or prior to the date of the applicable Compliance Certificate; provided that the foregoing clause (ii) shall not be construed to require Holdings to provide commercially sensitive information to the Administrative Agent and Lenders)
1.3	Amendment to Section 6.7. Section 6.7(c) of the Credit Agreement is hereby amended by adding the following paragraph after the grid appearing therein:
     In addition to the Base CapEx Amount (and the amount of the Carryforward, if any), the amount of Consolidated Capital Expenditures permitted hereunder shall be increased by the amount of cash proceeds received from one or more capital contributions to Holdings during the Fiscal Years ending December 31, 2008, December 31, 2009, December 31, 2010 and December 31, 2011 (the “Additional CapEx Amount”); provided that (i) the Additional CapEx Amount in any one Fiscal Year or combination of Fiscal Years shall not exceed $35,000,000 in the aggregate and (ii) the cash proceeds of a capital contribution that increases the permitted amount of Consolidated Capital Expenditures pursuant to the foregoing shall not constitute a Cure Amount pursuant to Section 6.7(e).
SECTION II. CONDITIONS TO EFFECTIVENESS
     This Third Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent:
     A. Execution. The Administrative Agent shall have received (i) a counterpart signature page of this Third Amendment duly executed by each of the Credit Parties and (ii) the consent and authorization from the Requisite Lenders to execute this Third Amendment on their behalf.
     B. Expenses. The Administrative Agent shall have received, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or any other Credit Document.
     C. Necessary Consents. Each Credit Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Third Amendment.

     D. Other Documents. The Administrative Agent and Lenders shall have received such other documents, information or agreements regarding the Credit Parties as the Administrative Agent may reasonably request.
SECTION III. REPRESENTATIONS AND WARRANTIES
     In order to induce Lenders to enter into this Third Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:
     A. Corporate Power and Authority. Each Credit Party, which is party hereto, has all requisite power and authority to enter into this Third Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Third Amendment (the “Amended Agreement”) and the other Credit Documents.
     B. Authorization of Agreements. The execution and delivery of this Third Amendment and the performance of the Amended Agreement and the other Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.
     C. No Conflict. The execution and delivery by each Credit Party of this Third Amendment and the performance by each Credit Party of the Amended Agreement and the other Credit Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of Holdings, the Borrowers or any Credit Party or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Credit Party, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section III.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of the Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the Third Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.
     D. Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Third Amendment and the performance by the Borrowers and Holdings of the Amended Agreement and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.
     E. Binding Obligation. This Third Amendment and the Amended Agreement have been duly executed and delivered by each of the Credit Parties party thereto and each constitutes a legal, valid and binding obligation of such Credit Party to the extent a party thereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     F. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 4 of the Amended Agreement are and will be true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
     G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Third Amendment that would constitute an Event of Default or a Default.
SECTION IV. ACKNOWLEDGMENT AND CONSENT
     Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Third Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Third Amendment. Each Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” under each of the Credit Documents to which it is a party (in each case as such terms are defined in the applicable Credit Document).
     Each Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Third Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Documents to which it is a party or otherwise bound are true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

     Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Third Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Third Amendment and (ii) nothing in the Credit Agreement, this Third Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.
SECTION V. MISCELLANEOUS
     A. Reference to and Effect on the Credit Agreement and the Other Credit Documents.
     (i) On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Third Amendment.
     (ii) Except as specifically amended by this Third Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.
     (iii) The execution, delivery and performance of this Third Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.
     B. Headings. Section and Subsection headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose or be given any substantive effect.
     C. Applicable Law. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
     D. Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
     E. Waiver. The Borrowers and each other Credit Party hereby waive, release, remise and forever discharge Administrative Agent, Lenders and each other Indemnitee from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which the Borrowers or any other Credit Party ever had, now has or might hereafter have against Administrative Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Administrative Agent, Lenders or any other Indemnitee on or prior to the date hereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:	AZ CHEM US INC.
	By:	/s/ Glenda K. Haynes
		Name:	Glenda K. Haynes
		Title:	Vice President/Treasurer

ARIZONA CHEMICAL AB
	By:	/s/ Cornelius Verhaar
		Name:	Cornelius Verhaar
		Title:	Chairman

GUARANTORS:	THE U.S. GUARANTORS: AZ CHEM US HOLDINGS INC.
	By:	/s/ Glenda K. Haynes
		Name:	Glenda K. Haynes
		Title:	Vice President/Treasurer

ARIZONA CHEMICAL COMPANY, LLC
	By:	/s/ Glenda K. Haynes
		Name:	Glenda K. Haynes
		Title:	Vice President/Treasurer

ARIZONA ARBORIS, INC.
	By:	/s/ Glenda K. Haynes
		Name:	Glenda K. Haynes
		Title:	Vice President/Treasurer

THE NON-U.S. GUARANTORS: Sweden: ARIZONA CHEM SWEDEN HOLDINGS AB
By:	/s/ Cornelius Verhaar
	Name:	Cornelius Verhaar
	Title:	Chairman

ARIZONA CHEM SWEDEN FINANCE AB
By:	/s/ Cornelius Verhaar
	Name:	Cornelius Verhaar
	Title:	Chairman

ARIZONA CHEM SWEDEN FINANCE KB
By:	/s/ Cornelius Verhaar
	Name:	Cornelius Verhaar
	Title:	Chairman Arizona Chemical AB (General Partner)

Finland: ARIZONA CHEMICAL OY
By:	/s/ Juhani Tuovinen
	Name:	Juhani Tuovinen
	Title:	Chairman

Luxembourg: AZ CHEM LUXEMBOURG FINANCE S.À.R.L.
By:	/s/ Sebastien Mazella di Bosco
	Name:	Sebastien Mazella di Bosco
	Title:	Manager

The Netherlands: ARIZONA CHEMICAL B.V.
By:	/s/ Juhani Tuovinen
	Name:	Juhani Tuovinen
	Title:	Managing Director

ARIZONA CHEMICAL FINANCE B.V.
By:	/s/ Juhani Tuovinen
	Name:	Juhani Tuovinen
	Title:	Director

United Kingdom: AZ CHEM UK LIMITED
By:	/s/ Graeme Wilson
	Name:	Graeme Wilson
	Title:	Director

ARIZONA CHEMICAL LTD.
By:	/s/ Graeme Wilson
	Name:	Graeme Wilson
	Title:	Director

GOLDMAN SACHS CREDIT PARTNERS L.P., As Administrative Agent
By:	/s/ John Darmanin
John Darmanin Authorized Signatory